Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2015, relating to the consolidated financial statements and financial statement schedule of American Farmland Company appearing in the prospectus included in and filed pursuant to the Registration Statement on Form S-11 (Registration No. 333-205260) of American Farmland Company.

/s/ Deloitte & Touche LLP
New York, New York
January 8, 2016